EXHIBIT 10.1.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 8, 2013, is by and among IXIA, a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower party from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swingline lender and l/c issuer, are parties to that certain Credit Agreement dated as of December 21, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions and waive certain conditions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments and waivers to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1     Waiver of Conditions. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive the following conditions - (a) the requirement in Section 4.01(e)(iv) of the Credit Agreement for delivery of the original stock certificate of Ixia Communications Kabushiki Kaisha; and (b) the requirement in Section 4.03(b) of the Credit Agreement for delivery of landlord consents from landlords of the following locations – (i) 3900 N. Capital of Texas Hwy, Suite 180, Austin, TX 78746; (ii) 8310 N. Capital of Texas Hwy., Building 2, Suite 300, Austin, TX 78731; (iii) 3920 Freedom Circle, Suite 200, Santa Clara, CA 95054; (iv) 8770 SW Nimbus Avenue, Suite B, Beaverton, OR 97008; (v) 8310 N. Capital of Texas Hwy., Building 2, Suite 120, Austin, TX 78731; and (vi) 800 Perimeter Park Drive, Suite A, Morrisville, NC 27560.

1.2     Effectiveness of Waiver. This waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1     Amendment to Section 1.01. The following definitions are hereby: (a) to the extent already defined in Section 13.1 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 13.1 of the Loan Agreement in alphabetical order as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 6.18 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13 and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Hedge Agreement or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower (or, for purposes of determining Pro Forma Compliance, the most recently completed four (4) fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 6.01).

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 6.18).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2.2     Amendment to Section 4.03(a). Section 4.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)     No later than the date occurring 180 days after Closing Date, each Loan Party shall deliver to the Administrative Agent duly executed Qualifying Control Agreements to the extent required to be delivered pursuant to Section 6.14 or shall move its respective deposit accounts to Bank of America.

2.3     Amendment to Section 6.02. Section 6.02(b) and (c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(b)     Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(a), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct in all material respects as of the date of such Compliance Certificate: Schedules 1.01(c), 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h).

(c)     Calculations. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(a), a certificate (which may be included in such Compliance Certificate) including the amount of all Restricted Payments in excess of $1,000,000 in the aggregate, Investments (including Permitted Acquisitions), Dispositions in excess of $5,000,000 in the aggregate, Capital Expenditures and Equity Issuance that were made during the prior fiscal year.

2.4     New Section 6.18. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.18 in its appropriate numerical order as follows:

6.18     Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 6.18 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

2.5     Amendment to Section 8.03. Paragraph Fourth of Section 8.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section;

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1     Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to May [__], 2013:

(a)     Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.

(b)     Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Amendment.

(c)     Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1     Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2     Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants, as of the Amendment Effective Date, as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)     The representations and warranties set forth in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (subject to the materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and except that for purposes of this Section 4.2(d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(e)     After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)     The Loans and other amounts payable by Borrower pursuant to the Credit Agreement are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3     Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6     Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

4.9     No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

4.11     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12     General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Swingline Lender, the Lenders and the Administrative Agent’s, the L/C Issuer’s, the Swingline Lender’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

4.13     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	IXIA, a California corporation By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Corporate Affairs and General Counsel

GUARANTORS:
CATAPULT COMMUNICATIONS CORPORATION By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Vice President, Legal

VERIWAVE, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Vice President, Legal

ANUE SYSTEMS, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Legal

BREAKINGPOINT SYSTEMS, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Legal

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Amanda Peters
	Name:	Amanda Peters
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

	By:	/s/ Amanda Peters
	Name:	Amanda Peters
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey Heisinger
Name:	Jeffrey Heisinger
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:	/s/ Raj Morey
Name:	Raj Morey
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven Brennan
Name:	Steven Brennan
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Nicholas Versandi
Name:	Nicholas Versandi
Title:	Assistant Vice President

[Signature Page to First Amendment to Credit Agreement]

STIFEL BANK AND TRUST, as a Lender

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]